CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated July 1, 2014 on the statement of assets and liabilities of the TCG Cash Reserve Government Money Market Fund (the "Fund"), a series of TCG Financial Series Trust I, as of July 1, 2014 and to all references to our firm included in or made part of this Pre-Effective Amendment Number 3 under the Securities Act of 1933 and Pre-Effective Amendment Number 3 under the Investment Company Act of 1940 to the Fund’s Registration Statement on Form N-1A.

Abington, Pennsylvania

July 1, 2014